UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2018

MPM HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-201338	47-1756080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Hudson River Road Waterford, NY 12188	(518) 233-3330
(Address of principal executive offices including zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 1, 2018, Momentive Performance Materials Inc. (as successor licensee to Momentive Performance Materials Holdings Inc.) ("Momentive") and General Electric Company (as successor licensor to GE Monogram Licensing International Inc.) (“GE”) executed Amendment No. 2 (the “Amendment”) to the Trademark License Agreement (the “License Agreement”) dated December 3, 2006 between Momentive and GE, which License Agreement grants Momentive a limited right to, among other things, use the GE mark and monogram in connection with Momentive’s global sealants, adhesives and certain other products, subject to certain conditions. Pursuant to the Amendment, Momentive has exercised its right to extend the License Agreement until December 3, 2028 on the same terms as currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPM HOLDINGS INC.

Date: August 6, 2018	/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS INC.

/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer